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                                                                   EXHIBIT 10.59

                AMENDMENT NO. 1 TO OPTION AND PURCHASE AGREEMENT

                This AMENDMENT NO. 1, dated as of January 9, 2003 (the "Amendment Effective Date"), to the Option and Purchase Agreement, dated as of November 15, 2002 (as such agreement may be amended, modified or supplemented from time to time, the "Option Agreement"), is entered into by and between Liquid Audio, Inc., a corporation organized under the laws of the state of Delaware ("Liquid"), and Universal Music Group, Inc., a corporation organized under the laws of the state of California ("UMG"). Liquid and UMG are sometimes referred to herein as the "Parties" and individually referred to as a "Party." Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to them in the Option Agreement.

                                   WITNESSTH:

                WHEREAS, on November 15, 2002, the Parties entered into the Option Agreement setting forth the terms and conditions upon which UMG may acquire certain tangible and intangible assets owned, leased or licensed by
Liquid:

                WHEREAS, the Parties wish to permit UMG to assign its rights and obligations under the Option Agreement to Anderson Merchandisers, LP, a Texas limited partnership with its principal place of business at 421 East 34th Avenue, Amarillo, Texas 79103("Anderson"); and

                WHEREAS, Liquid has provided UMG with a Trigger Event Notice;
and

                WHEREAS, the Parties wish to extend the period during which UMG or Anderson may exercise the Option.

                NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby confirmed and acknowledged, the parties hereto agree as follows:

                1.      Permitted Assignment to Unaffiliated Third Party.
Section 22.5 of the Option Agreement is hereby deleted in its entirety and replaced with the following:

                        "22.5   Assignment. Notwithstanding any other provision
        of this Option Agreement to the contrary, UMG may assign its rights under this Option Agreement to a UMG Affiliate or its rights and obligations under this Option Agreement to Anderson; provided that (i) no such assignment to a UMG Affiliate shall release UMG from its obligations hereunder, and (ii) an assignment to Anderson shall release UMG from its obligations hereunder, except for UMG's obligation to deliver the termination agreement under Section 2(b) of Amendment Number 1 to the Option and Purchase Agreement and UMG's obligation under
        Section 5(c), and provided that Anderson agrees in writing to be bound by the obligations under the Agreement and assumes for the benefit of Liquid any such obligation. Anderson is hereby pre-approved as a third party to which UMG may

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        assign its rights hereunder. Liquid shall not assign its rights or obligations hereunder to any person without UMG's consent, which shall not unreasonably be withheld; provided that Liquid may transfer Service Assets to an Affiliate as set forth in Section 14 hereof."

                2.      Extension of Option Exercise Period.

                        (a) Section 4 of the Option Agreement is hereby deleted in its entirety and replaced with the following:

                                "4.     Liquid's Trigger Event Notice and UMG's
                Exercise of the Option. Liquid shall give UMG prompt written notice of the occurrence of any Trigger Event (each, a "Trigger Event Notice"). For purposes of clarity, a Trigger Event Notice is not a condition precedent to UMG's exercise of its Option. Upon the delivery of the Trigger Event Notice dated January 3, 2003, receipt of which is acknowledged by UMG as of January 6, 2003, UMG shall have until 12:00 pm (Los Angeles time) on January 21, 2003 (the "Option Exercise Period") to exercise its Option. Any option exercise notice may be delivered by facsimile addressed to the attention of Jennifer Sylva at (650.549.2370) provided, however, that any notice delivered by fax shall also be delivered not later than one business day later either personally or via overnight courier in accordance with Section 22.8."

                        (b) In consideration of the agreements made herein the Parties agree:

                                (i)     that (A) if UMG (or its assignee)
                exercises its option under the Option Agreement, it will deliver at the Closing the Termination Agreement as required under
                Section 9.1.1 of the Option Agreement, and (B) if UMG or its assignee does not exercise the option by 12:00 p.m. on January 21, 2003, the Parties will enter into the Termination Agreement as of such date (provided Liquid's obligations with respect to the Availability Payment as defined (and modified) under clause
                (ii) below shall survive); and

                                (ii) with respect to the $100,000 amount due from Liquid to UMG under Section 3(a)(ii) of the Format Agreement (the "Availability Payment"). (A) the Availability Payment is reduced from $100,000 to $50,000 as of the Amendment Effective Date, and (B) the remaining Availability Payment shall be reduced on the Closing date to $0 if the Closing occurs under the Option Agreement and otherwise shall be payable by Liquid to UMG not later than April 2, 2003.

                3. Disclosure to Third Party. UMG and Liquid hereby expressly agree that the Option Agreement and this Amendment may be disclosed to Anderson, which may become an assignee of UMG's rights under the Option Agreement, provided in each instance that Anderson agrees to maintain the confidentiality of such information in accordance with section 22.15 of the Option Agreement.

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                4.      No Other Changes. Except as expressly set forth above,
all of the provisions of the Option Agreement shall remain unchanged and in full force and effect.

                5.      Miscellaneous.

                        (a) This Amendment shall be governed by and construed in accordance with the laws of the State of California.

                        (b) This Amendment may be executed in any number of counterparts, each of which shall be deemed an original and all of which taken together shall constitute one and the same Amendment.

                  [Remainder of Page Intentionally Left Blank]

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                IN WITNESS WHEREOF, the parties hereto have duly executed and delivered this Amendment as of the Amendment Effective Date.


                                    LIQUID AUDIO, INC.

                                    By: /s/ Raymond A. Doig
                                       --------------------------------------
                                       Name: Raymond A. Doig
                                             --------------------------------
                                       Title: CEO

                                    UNIVERSAL MUSIC GROUP, INC.

                                    By: /s/ David L. Ring
                                       --------------------------------------
                                       Name: David L. Ring
                                             --------------------------------
                                       Title: VP Bus Dev & Bus Affairs, eLabs
                                              -------------------------------